UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    May 15, 2012

JBI, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52444	20-4924000
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1783 Allanport Road, Thorold Ontario		L0S 1K0
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (905) 384-4383

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

Private Placement

On May 15, 2012, JBI, Inc. (the “Company”) entered into Subscription Agreements (the “Purchase Agreements”) with several “accredited investors” (the “Purchasers”) in connection with a private placement of shares (the “Shares”) of the Company’s common stock, $.001 par value per share.  Pursuant to the Purchase Agreements, the Company agreed to issue and sell to the Purchasers an aggregate of 12.5  million Shares at a purchase price of $0.80 per Share for aggregate gross proceeds to the Company of $10  million.  An initial closing took place on May 15, 2012 for the sale of 12,331,250 Shares for gross proceeds of $9,865,000.  No warrants or registration rights were granted to the Purchasers in the transaction.

As a condition to the closing of the transaction, the Company agreed to make certain changes to its management, including the changes reported in Item 5 of this report. The Company also agreed to conduct a search for and appoint five qualified independent directors within one year following the closing of the transaction.

On May 15, 2012, the Company issued a press release announcing the execution of Purchase Agreements for the sale of the Shares and certain other events described elsewhere in this report. A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing summary of the private placement, the securities to be issued in connection therewith, the form of Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the definitive transaction documents, a copy of which is attached as an exhibit to this Current Report on Form 8-K.  The Purchase Agreement contains representations and warranties that the parties made solely for the benefit of each other, in the context of all of the terms and conditions of the Purchase Agreement. Accordingly, other investors, holders and stockholders may not rely on such representations and warranties. Furthermore, such representations and warranties are made only as of the date of the Purchase Agreement. Information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, and any such changes may not be fully reflected in the Company’s reports or other filings with the SEC.

John Bordynuik Employment Agreement

Effective May 15, 2012, John Bordynuik resigned from his positions as the Company’s Chief Executive Officer and President and was appointed Chief of Technology, a non-executive position.  In connection with this new position, on May 15, 2012, the Company entered into a five-year employment agreement with Mr. Bordynuik.. The employment agreement provides that Mr. Bordynuik will receive an annual base salary of $275,000. He will also receive options to purchase up to 4 million shares of the Company’s common stock at an exercise price of $1.50 per share, which options shall vest over a five year period, with 750,000 vesting immediately and the balance vesting in equal installments over a five year period. The Company is required to adopt an option plan within one month under which these options will be granted. Mr. Bordynuik is entitled to receive an annual performance bonus in an amount derived from the following formula: his base salary multiplied by the Company’s stock price divided by ten. The maximum cash amount of such bonus is $100,000. Mr. Bordynuik will also be eligible to participate in employee benefit plans generally available to the Company’s management employees.

The employment agreement provides that the Company may terminate Mr. Bordynuik’s employment at any time upon written notice for Cause (as defined therein) or without Cause.  If Mr. Bordynuik is terminated without Cause or if he terminates the agreement with Good Reason (as defined therein), he will be entitled to receive his full base salary through the end of the three year term of the agreement and he shall retain all vested and unvested stock options. The Company will also pay six months’ of insurance premiums for health and dental coverage.  Mr. Bordynuik is not entitled to receive any additional compensation or benefits (other than accrued but unpaid compensation and benefits) if he terminates the agreement for without Good Reason or if the Company terminates the agreement for Cause, however, he will be entitled to retain any vested stock options in such instances.

Mr. Bordynuik has agreed not the sell more than 750,000 shares issued upon exercise of the options granted to him during the first two years of the term of the employment agreement. Additionally, the Company agreed to provide Mr. Bordynuik with certain resources in connection with the performance of his duties, including without limitation, certain budgets and staffing at the Company’s Niagara Falls, NY facility.

Upon execution of this agreement, Mr. Bordynuik’s prior employment agreement with the Company, dated May 19, 2010, was terminated.

The foregoing summary description of the employment agreement with Mr. Bordynuik is qualified in its entirety by the agreement itself, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Section 3 — Securities and Trading Markets

Item 3.02   Unregistered Sales of Equity Securities.

In connection with the transactions described in Item 1.01, the Company agreed to issue the Shares described therein.  Such issuances were made in reliance on the exemption from registration provided by Section 4(2) of the Act, and Regulation D promulgated thereunder on the basis that the issuances did not involve a public offering and  Purchasers made certain representations to the Company in the Purchase Agreements, including without limitation, that the Purchasers were “accredited investors” as defined in Rule 501 under the Act.

SECTION 5 – Corporate Governance And Management

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

In connection with the consummation of the private placement transaction described in Item 1.01 of this report, the Company effected certain changes to its management as described below.

Departure of Directors and Officers

John Bordynuik

Effective May 15, 2012, Mr. John Bordynuik resigned from his positions as the Company’s Chief Executive Officer and President and from the Company’s board of directors.  He also resigned as an officer and director of each of the Company’s wholly-owned subsidiaries.   Effective upon his resignation, Mr. Bordynuik assumed the newly-created position of Chief of Technology, a non-executive. In connection with his new position, Mr. Bordynuik entered into a new employment agreement with the Company, which is summarized in Item 1.01 of this report.

Dr. Robin Bagai

Effective May 15, 2012, Dr. Robin Bagai resigned from the Company’s board of directors and as a member of its audit committee, compensation committee and nominating and governance committee. Mr. Bagai's resignation was not a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Appointment of Directors and Officers

Kevin Rauber

Effective May 15, 2012, the Company appointed Mr. Kevin Rauber as its new Chief Executive Officer and President and as a member of the Company’s board of directors.  Certain biographical information regarding Mr. Rauber is set forth below:

Kevin Rauber, age 49, was appointed to serve as the Company’s Chief Executive Officer, President and as a member of the Company’s board of directors in May 2012. From 2008 until he joined the Company, Mr. Rauber served as Vice President and General Manager at RockTenn Company (NYSE: RKT), a leading integrated North American manufacturer of corrugated and consumer packaging and recycling solutions. From 2004 until 2008, he served as Director, Business Development, Sales and Marketing of EnviroSolutions, Inc.  From 1998 until 2004, Mr. Rauber held various positions at Waste Management, Inc. Overall, he has 25 years of waste industry experience. Mr. Rauber earned his bachelor of communications from Benedictine College, Atchison, Kansas.

Matthew Ingham

Effective May 15, 2012, Mr. Matthew Ingham, the Company’s Chief Financial Officer was appointed  to the Company’s board of directors.  Mr. Ingham will fill the vacancy that was created as a result of Mr. Bagai’s resignation.  Certain biographical information regarding Mr. Ingham is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as amended, which has been filed with the Securities and Exchange Commission.

John Wesson

Effective May 15, 2012, Mr. John Wesson, a director of the Company, was appointed Chairman of the board of directors.

Compensation Arrangements

Kevin Rauber Employment Agreement

Effective May 15, 2012, the Company entered into a three-year employment agreement with Kevin Rauber, the Company’s newly appointed Chief Executive Officer and President.  The employment agreement provides that Mr. Rauber will receive an annual base salary of $250,000.  He will also receive options to purchase up to 500,000 shares of the Company’s common stock at an exercise price of $1.50 per share, which options shall vest in equal installments over a five year period. The Company is required to adopt an option plan within one month under which these options will be granted.  Mr. Rauber is entitled to receive an annual performance bonus in an amount derived from the following formula: his base salary multiplied by the Company’s stock price divided by ten.  The maximum cash amount of such bonus is $100,000.  Mr. Rauber will also be eligible to participate in employee benefit plans generally available to the Company’s management employees.

The employment agreement provides that the Company may terminate Mr. Rauber’s employment at any time upon written notice for Cause (as defined therein) or without Cause.  If Mr. Rauber is terminated without Cause or if he terminates the agreement with Good Reason (as defined therein), he will be entitled to receive his full base salary through the end of the three year term of the agreement and he shall retain all vested and unvested stock options. The Company will also pay six months’ of insurance premiums for health and dental coverage.  Mr. Rauber is not entitled to receive any additional compensation or benefits (other than accrued but unpaid compensation and benefits) if he terminates the agreement for without Good Reason or if the Company terminates the agreement for Cause, however, he will be entitled to retain any vested stock options in such instances.

Matthew Ingham Employment Agreement

Effective May 15, 2012, the Company entered into a three-year employment agreement with Matthew Ingham, the Company’s Chief Financial Officer.  The employment agreement provides that Mr. Ingham will receive an annual base salary of $175,000.  He will also receive options to purchase up to 300,000 shares of the Company’s common stock at an exercise price of $1.50 per share, which shall vest in equal installments over a three year period. The Company is required to adopt an option plan within one month under which these options will be granted.  Beginning on the first anniversary of the agreement, Mr. Ingham is entitled to receive an annual performance bonus in an amount derived from the following formula: his base salary multiplied by the Company’s stock price divided by ten.  The maximum cash amount of such bonus is $100,000.  Mr. Ingham will also be eligible to participate in employee benefit plans generally available to the Company’s management employees.

The employment agreement provides that the Company may terminate Mr. Ingham’s employment at any time upon written notice for Cause (as defined therein) or without Cause.  If Mr. Ingham is terminated without Cause or if he terminates the agreement with Good Reason (as defined therein), he will be entitled to receive his full base salary through the end of the three year term of the agreement and he shall retain all vested and unvested stock options. The Company will also pay six months’ of insurance premiums for health and dental coverage.  Mr. Ingham is not entitled to receive any additional compensation or benefits (other than accrued but unpaid compensation and benefits) if he terminates the agreement for without Good Reason or if the Company terminates the agreement for Cause, however, he will be entitled to retain any vested stock options in such instances.

The foregoing summary descriptions of the employment agreements with Messrs. Rauber and Ingham are qualified in their entirety by the agreements themselves, copies of which is attached hereto as Exhibits 10.3 and 10.4 and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Form of Subscription Agreement.
10.2	Employment Agreement, dated May15, 2012, by and between the Company and John Bordynuik.
10.3	Employment Agreement, dated May 15, 2012, by and between the Company and Kevin Rauber.
10.4	Employment Agreement, dated May 15, 2012, by and between the Company and Matthew Ingham.
99.1	Press Release dated May 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBI, Inc.

May 16, 2012	By:	/s/ Matthew J. Ingham
	Name:	Matthew J. Ingham
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Subscription Agreement.
10.2	Employment Agreement, dated May15, 2012, by and between the Company and John Bordynuik.
10.3	Employment Agreement, dated May 15, 2012, by and between the Company and Kevin Rauber.
10.4	Employment Agreement, dated May 15, 2012, by and between the Company and Matthew Ingham.
99.1	Press Release dated May 15, 2012.